                                                                    EXHIBIT 99.3

For More Information:

Matthew Kyler
Stockwalk Group, Inc.
763.542.3626
mkyler@stockwalk.com


FOR IMMEDIATE RELEASE:


          STOCKWALK GROUP ANNOUNCES SALES OF ONLINE TRADING SUBSIDIARY


     MINNEAPOLIS...FEBRUARY 11, 2002...Stockwalk Group, Inc. today announced that its wholly-owned subsidiary, Stockwalk.com, Inc., has agreed to sell substantially all of its assets to J.B. Oxford, Inc. Stockwalk.com, Inc. will receive $1,250,000 in cash and $850,000 in J. B. Oxford common stock, subject to certain adjustments. The transaction is expected to close in early March 2002.

     David B. Johnson, the Chief Executive Officer of Stockwalk Group, said that the sale was agreed to in connection with the restructuring of the Company.

     ABOUT STOCKWALK GROUP, INC.

     Based in Minneapolis, Minnesota, Stockwalk Group, Inc. is the parent company of Miller Johnson Steichen Kinnard, Inc., a full-service brokerage firm of 300 investment executives in six states; and Stockwalk.com, Inc., an online trading company (AOL keyword: Stockwalk). Stockwalk Group, Inc. common stock trades on the Nasdaq Stock Market under the symbol STOK. Its broker dealer subsidiaries are members of the National Association of Securities Dealers
(NASD) and the Securities Investor Protection Corporation (SIPC).

     For more information, visit www.stockwalkgroup.com or contact mkyler@stockwalk.com.

     Safe Harbor/Forward Looking Statement: This press release may contain forward-looking statements within the context of the Private Securities Litigation Reform Act of 1995 and may involve certain risks and uncertainties that could cause actual results to differ materially from expectations and such forward-looking statements. These risks and uncertainties may include, but are not limited to, the general economic environment, condition of the financial markets and securities industry, changes in consumer behavior, rapidly growing competition in the financial services industry, decreased trading activity, successful implementation of the company's long-term strategy, development and acceptance of new products and services, dependence on and competition for key personnel. For a complete discussion of risks and uncertainties that may cause actual results to differ from those reflected in such forward looking statements, please refer to Exhibit 99.1 in our quarterly Form 10-Q report filed with the Securities and Exchange Commission on November 20, 2001.

                                      # # #